EXHIBIT 10.1

SIXTH AMENDMENT TO
AMENDED AND RESTATED
CREDIT AGREEMENT

     This Sixth Amendment dated as of September 30, 2003 (this “Sixth Amendment”) to that certain Amended and Restated Credit Agreement, dated as of January 31, 2002, as amended by First Amendment to Amended and Restated Credit Agreement dated as of April 30, 2002, by Second Amendment to Amended and Restated Credit Agreement dated as of July 31, 2002, by Third Amendment to Amended and Restated Credit Agreement dated as of October 31, 2002, by Amended and Restated Fourth Amendment to Amended and Restated Credit Agreement dated as of December 16, 2002, and by Fifth Amendment to Amended and Restated Credit Agreement dated as of May 1, 2003 (collectively, the “Credit Agreement”), is among Newpark Resources, Inc., a Delaware corporation, the Lenders, Bank One, NA, a national banking association with its main office in Chicago, Illinois, individually as a Lender, as Administrative Agent, and as LC Issuer, and the undersigned Guarantors.

     WHEREAS, the parties wish to make certain modifications to the Credit Agreement by executing this Sixth Amendment on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto do hereby amend the Credit Agreement, all on the terms and conditions hereof and do hereby agree as follows:

     1.     Unless otherwise defined herein, all defined terms used in this Sixth Amendment shall have the same meaning ascribed to such terms in the Credit Agreement.

     2.     The Credit Agreement is hereby amended by adding the following defined terms to Article I in proper alphabetical order:

“Permitted LC Issuer” means Bank One, N.A., in its individual capacity, as issuer of Permitted Letters of Credit.

“Permitted Letters of Credit” means letters of credit in the maximum aggregate stated amount of $10,000,000.00 from time to time outstanding, issued by Bank One, N.A., in its individual capacity, having expiry dates later than would be permitted for a Facility LC but bearing fees and charges substantially identical to the then-current fees and charges applicable to Facility LCs.

     3.     Section 6.11 of the Credit Agreement is hereby amended by adding thereto a subsection (viii) reading as follows:

(viii) Obligations to reimburse the Permitted LC Issuer in connection with Permitted Letters of Credit.

     4.     Section 6.15 of the Credit Agreement is amended by adding thereto a subsection (x) reading as follows:

(x) Liens consisting of cash or Cash Equivalent Investments in favor of Permitted LC Issuer, not in excess of 105% of the stated amount of all Permitted Letters of Credit from time to time outstanding.

     5.     Section 6.22 of the Credit Agreement is hereby amended and restated as follows:

6.22. Letters of Credit. The Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs and Permitted Letters of Credit. Obligations with respect of Permitted Letters of Credit secured by Liens as permitted by Section 6.15 (x) shall be excluded from the definition of Indebtedness for all purposes.

     6.     Sections 6.24.1, 6.24.2, and 6.24.3 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

6.24.1. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated EBITDA for the fiscal quarter then ended, minus (ii) $1,500,000.00 for maintenance capital expenditures for the fiscal quarter then ended, minus (iii) the average of stock repurchases and/or retirements permitted under Section 6.10 for such fiscal quarter and the immediately preceding three fiscal quarters (exclusive of redemptions under Section 6.10 (iii)) to (x) Consolidated Interest Expense for the fiscal quarter then ended, plus (y) scheduled principal payments on Consolidated Indebtedness for the fiscal quarter then ended, plus (z) cash dividends on Existing Preferred Stock paid during the fiscal quarter then ended, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than the following:

Quarters ending:	Ratio:
December 31, 2001	3.00 to 1.00
March 31, 2002	2.25 to 1.00
June 30, 2002	2.50 to 1.00
September 30, 2002	1.75 to 1.00
December 31, 2002	2.00 to 1.00
March 31, 2003	2.00 to 1.00
June 30, 2003	2.50 to 1.00
September 30, 2003	1.75 to 1.00
December 31, 2003	1.75 to 1.00
All quarters ending thereafter	3.00 to 1.00

6.24.2. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, other than the fiscal quarters ending September 30, 2003 and December 31, 2003, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA at the end of each of its fiscal quarters, annualized, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than the following:

Quarters ending:	Ratio:
December 31, 2001	3.00 to 1.00
March 31, 2002	4.00 to 1.00
June 30, 2002	5.50 to 1.00
September 30, 2002	5.25 to 1.00
December 31, 2002	4.75 to 1.00
March 31, 2003	4.50 to 1.00
June 30, 2003	4.00 to 1.00
September 30, 2003	Not applicable
December 31, 2003	Not applicable
All quarters ending thereafter	3.00 to 1.00

6.24.3. Senior Indebtedness Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness less Subordinated Indebtedness to (ii) Consolidated EBITDA at the end of each of its fiscal quarters, annualized, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than the following:

Quarters ending:	Ratio:
December 31, 2001	1.50 to 1.00
March 31, 2002	1.50 to 1.00
June 30, 2002	2.25 to 1.00
September 30, 2002	2.25 to 1.00
December 31, 2002	2.00 to 1.00
March 31, 2003	1.75 to 1.00
June 30, 2003	1.50 to 1.00
September 30, 2003	Not Applicable
December 31, 2003	Not Applicable
All quarters ending thereafter	1.50 to 1.00

     7.     The Credit Agreement is hereby amended by adding thereto a Section 6.24.5 reading as follows:

6.24.5 Minimum EBITDA. The Borrower will maintain Minimum EBITDA, determined as of the end of its fiscal quarters, as follows:

Quarters Ending:	Minimum EBITDA:
September 30, 2003	$10,000,000.00
December 31, 2003	$10,000,000.00

     8.     The form of the Compliance Certificate attached to the Credit Agreement as Exhibit “B” is hereby amended and restated entirely by the form of Compliance Certificate attached hereto as Exhibit “A”.

     9.     Notwithstanding the Aggregate Tranche A Commitment and any other provision of the Credit Agreement, the Aggregate Outstanding Tranche A Credit Exposure shall not exceed $64,500,000.00 during any period in which the Borrower is not in compliance with the provisions of Sections 6.24.1, 6.24.2, and 6.24.3 as they existed prior to the effectiveness of this Sixth Amendment.

     10.     Upon issuance of Permitted Letters of Credit the Administrative Agent is authorized and instructed to deliver to Permitted LC Issuer subordination agreements affecting all cash or Cash Equivalent Investments in which Borrower has granted a security interest to Permitted LC Issuer to secure obligations defined in Section 6.11 (viii), up to the maximum amount permitted by Section 6.15(x) from time to time.

     11.     Except to the extent its provisions are specifically amended, modified or superseded by this Sixth Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Sixth Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the parties hereto.

     12.     Each Guarantor hereby consents to the execution of this Sixth Amendment and reaffirms its Guaranty of all of the obligations of the Borrower. Each such Guarantor further acknowledges and consents to any increase in the obligations owed by such Guarantor as the result of this Sixth Amendment. Borrower and Guarantor acknowledge and agree that this Sixth Amendment shall not be considered a novation or a new contract. Borrower and Guarantor acknowledge that all existing rights, titles, powers, Liens, security interests and estates in favor of the Lenders constitute valid and existing obligations and Liens and security interests as against the Collateral in favor of the Administrative Agent for the benefit of the Lenders. Borrower and each Guarantor confirm and agree that (a) neither the execution of this Sixth Amendment nor the consummation of the transactions described herein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrower and each Guarantor under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect. Each Guarantor hereby further confirms that it unconditionally guarantees to the extent set forth in the Guaranty the due and punctual payment and performance of any and all amounts and obligations owed the Borrower under the Credit Agreement or the other Loan Documents.

     13.     This Sixth Amendment may be executed in any number of counterparts and all of such counterparts taken together shaft be deemed to constitute one and the same instrument.

     14.     THIS SIXTH AMENDMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF LOUISIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER:

NEWPARK RESOURCES, INC.

By:	/s/ John R. Dardenne, Sr.

John R. Dardenne, Sr.
Title: Treasurer

GUARANTORS:

EXCALIBAR MINERALS INC.,
MALLARD & MALLARD OF LA., INC.,
NEWPARK HOLDINGS, INC.,
SUPREME CONTRACTORS, L.L.C.,
NEWPARK DRILLING FLUIDS, LLC,
NEWPARK ENVIRONMENTAL SERVICES, L.L.C.,
NEWPARK ENVIRONMENTAL
MANAGEMENT COMPANY, L.L.C.,
NEWPARK TEXAS, L.L.C.,
EXCALIBAR MINERALS OF LA., L.L.C., and
SOLOCO, L.L.C.

By:	/s/ John R. Dardenne, Sr.

John R. Dardenne, Sr., Treasurer

BATSON MILL, L.P.,
NEWPARK ENVIRONMENTAL SERVICES OF TEXAS,L.P.,
NEWPARK SHIPHOLDING TEXAS, L.P.,
NID, L.P.,
SOLOCO TEXAS, L.P.,
NES PERMIAN BASIN, L.P. and
NEWPARK ENVIRONMENTAL SERVICES
MISSISSIPPI, L.P.

By:	Newpark Holdings, Inc., the general partner of each

By:	/s/ John R. Dardenne, Sr.

John R. Dardenne, Sr., Treasurer

Newpark Resources, Inc.
Sixth Amendment to Amended and Restated Credit Agreement

BANK ONE, NA,
(Main Office, Chicago) Individually as a Lender and as Administrative Agent and as LC Issuer

By:	/s/ J. Charles Freel, Jr.

Title: Director, Capital Markets

Newpark Resources, Inc.
Sixth Amendment to Amended and Restated Credit Agreement

CREDIT LYONNAIS NEW YORK BRANCH

By:	/s/ Olivier Audemard

Title: Senior Vice President

Newpark Resources, Inc.
Sixth Amendment to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA

By:

Title: Manager

Newpark Resources, Inc.
Sixth Amendment to Amended and Restated Credit Agreement

HIBERNIA NATIONAL BANK

By:	/s/ Cheryl H. Denenea

Title: Vice President

Newpark Resources, Inc.
Sixth Amendment to Amended and Restated Credit Agreement

COMERICA BANK

By:	/s/ William S. Rogers

Title: Vice President

Newpark Resources, Inc.
Sixth Amendment to Amended and Restated Credit Agreement

WHITNEY NATIONAL BANK

By:	/s/ Michael Jesse Shannon

Title: Senior Vice President

Newpark Resources, Inc.
Sixth Amendment to Amended and Restated Credit Agreement